UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave

East Hanover, NJ 07936

(Address of Principal Executive Offices)

(973) 396-1720

Registrant’s telephone number, including area code

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SSNT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On September 29, 2022, SilverSun Technologies, Inc., a Delaware corporation (“SilverSun” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Rhodium Enterprises Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub I”), Rhodium Enterprises Acquisition LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub II”), and Rhodium Enterprises, Inc., a Delaware corporation (“Rhodium”). Upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub I shall be merged with and into Rhodium (the “First Merger”) in accordance with Delaware General Corporation Law (the “DGCL”). As a result of the First Merger, Merger Sub I shall cease to exist, and Rhodium shall continue as the surviving corporation of the First Merger (the “First Surviving Company”), and (ii) immediately following the First Merger, Rhodium shall be merged with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”) in accordance with the DGCL and the Delaware Limited Liability Company Act (“DLLCA”). As a result of the Second Merger, Rhodium shall cease to exist, and Merger Sub II shall continue as the surviving company of the Second Merger (the “Surviving Company”) and as a direct, wholly owned subsidiary of SilverSun which will operate the pre-Merger business of Rhodium through its management of Rhodium Technologies LLC, a Delaware limited liability company (“Technologies”).

Upon consummation of the Mergers, SilverSun will be structured as an umbrella partnership C-corporation and will have two classes of common stock outstanding, the SilverSun Class A common stock and the SilverSun Class B common stock. The holders of shares of SilverSun  Class A common stock and Class B common stock will be entitled to one vote for each share of Class A common stock and Class B common stock, respectively, held of record on all matters on which stockholders are entitled to vote generally. The SilverSun legacy stockholders and option holders (collectively, the “SilverSun Legacy Stockholders”) will retain approximately 6.22% of the outstanding SilverSun Class A common stock (on a fully diluted basis) which, following the Mergers will be  approximately 3.2% of outstanding SilverSun common stock. The Rhodium legacy stockholders and equity holders (collectively, the “Rhodium Legacy Stockholders”) will receive approximately 93.78% of the SilverSun Class A common stock (on a fully diluted basis) which, following the Mergers, will be  approximately 96.8% of the SilverSun common stock.  Imperium Investment Holdings LLC, a Wyoming limited liability company and the existing holder of 100% of Rhodium Class B common stock will hold 100% of the SilverSun Class B common stock following the consummation of the Mergers. Upon consummation of the Mergers, SilverSun will become the managing member of Technologies. The parties to the Merger Agreement have agreed that for all purposes of the Merger Agreement: (i) the agreed pro forma net equity value of SilverSun after giving effect to the Mergers is $671,875,172 (the “Pro Forma Valuation”), (ii) based on such Pro Forma Valuation, the agreed value of the consideration to be received by the Rhodium Legacy Stockholders is $650,375,000 (the “Rhodium Valuation”) and the agreed value attributable to the SilverSun Legacy Stockholders is $21,500,172, and (iii) the holders of Rhodium’s simple agreements for future equity (“Rhodium SAFEs”) outstanding immediately prior to the First Effective Time shall receive SilverSun Class A common stock at the First Effective Time based on the Rhodium Valuation. Following the Mergers, SilverSun’s Class A common stock shall be listed on The Nasdaq Stock Market LLC (“Nasdaq”) and SilverSun shall be renamed Rhodium Enterprises, Inc.

In connection with the Merger Agreement and the Mergers, the following, among other things, shall take place:

(i)

Subject to shareholder approval, SilverSun shall, prior to the effective time of the First Merger (the “First Effective Time”), file an amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to change its name, effect the Reverse Stock Split (as defined below), set forth the rights and preferences of such shares of SilverSun Class A common stock and SilverSun Class B common stock as well as the number of shares being authorized.

(ii)

SilverSun shall effect a reverse stock split (the “Reverse Stock Split”) of its common stock at a ratio to be determined by Rhodium and effected by SilverSun prior to the effective time of the Second Merger.

(iii)

Prior to the First Effective Time and immediately following the Reverse Stock Split, by virtue of filing the Amended and Restated Certificate of Incorporation and without any additional action on the part of any SilverSun, Merger Sub I, or Merger Sub II (collectively, the “SilverSun Entities”), Rhodium or the holders of any securities of SilverSun or Rhodium, including holders of SilverSun common stock, each share of SilverSun common stock issued and outstanding immediately prior to the filing of the Amended and Restated Certificate of Incorporation shall automatically be converted into one validly issued, fully paid and nonassessable share of SilverSun Class A common stock.

(iv)

At the First Effective Time and by virtue of the First Merger, each share of Rhodium Class A common stock issued and outstanding immediately prior to the First Effective Time (other than any dissenting shares and certain excluded Rhodium shares) will automatically be converted into the right to receive a number of shares of SilverSun Class A common stock based upon the “Class A Exchange Ratio” (as such term is defined in the Merger Agreement).

(v)

At the First Effective Time and by virtue of the First Merger, each share of Rhodium Class B common stock issued and outstanding immediately prior to the First Effective Time (other than any dissenting shares and certain excluded Rhodium shares) will automatically be converted into the right to receive a number of shares of SilverSun Class B common stock based upon the “Class B Exchange Ratio” (as such term is defined in the Merger Agreement).

(vi)

At the First Effective Time and by virtue of the First Merger, each share of Merger Sub I common stock issued and outstanding immediately prior to the First Effective Time, will automatically be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the First Surviving Company.

(vii)

Each Rhodium warrant that is outstanding and unexercised as of immediately prior to the First Effective Time shall be converted into and become a warrant to purchase SilverSun Class A common stock and SilverSun shall assume each such Rhodium warrant in accordance with its terms.

(viii)

Each holder of a Rhodium SAFE that is outstanding as of immediately prior to the First Effective Time shall, at the closing of the Mergers (the “Closing”), receive a certain number of validly issued, fully paid and nonassessable shares of SilverSun Class A common stock equal to the Purchase Amount (as such term is defined in the Merger Agreement) divided by the per share price implied by the Rhodium Valuation.

(ix)

At the effective time of the Second Merger (the “Second Effective Time”) and by virtue of the Second Merger, and without any additional action on the part of any SilverSun Entities, Rhodium or the holders of any securities of SilverSun, Rhodium, or the First Surviving Company, each share of capital stock of the First Surviving Company shall be cancelled and each limited liability company interest of Merger Sub II issued and outstanding immediately prior to the Second Effective Time shall be converted into and become one validly issued, fully paid and (to the extent applicable) non-assessable limited liability company interest of the Surviving Company, with the same rights, powers, and privileges as the limited liability company interests of the Surviving Company.

Governance

Effective as of the Second Effective Time, the officers and directors of SilverSun will resign and the officers of Rhodium immediately prior to the First Effective Time will be, from and after the First Effective Time, the officers of SilverSun until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. As of the First Effective Time, SilverSun will take all action necessary to (i) cause (A) the number of members of the SilverSun board of directors (the “SilverSun Board”) to be fixed at seven and (B) cause to be appointed to the SilverSun Board, as directors, seven people chosen by Rhodium in its sole discretion. In addition, as of the Second Effective Time, all pre-Merger employment agreements entered into by SilverSun shall be terminated.

Conditions to the Mergers

The obligations of each of the Company, Rhodium, Merger Sub I and Merger Sub II to consummate the Mergers and the other transactions contemplated by the Merger Agreement are subject to specified conditions, including, among other matters: (i) Rhodium having obtained the approval of its shareholders to adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers; (ii) SilverSun having obtained the approval of its shareholders to adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers; (iii) the SEC having declared the Registration Statement (as defined below)to be effective, and no stop order concerning the Registration Statement being in effect; (iv) the Form 10 (as defined below) having become effective and no stop order concerning the Form 10 being in effect; (v) the shares of SilverSun Class A common stock to be issued to shareholders of Rhodium pursuant to the Merger Agreement having been approved for listing on Nasdaq pursuant to Nasdaq Rules 5635(b) and 5635(d), subject only to official notice of issuance; (vi) the parties to the Merger Agreement having received all approvals with any governmental body necessary to consummate the transactions contemplated by the Merger Agreement, including, but not limited to, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (vii) there having been no material adverse effects respecting SilverSun or Rhodium; (viii) the parties to the Merger Agreement having performed, in all material respects, all of the obligations and covenants required to be performed by such party at or before the Closing; (ix) the representations and warranties of SilverSun, Merger Sub I, and Merger Sub II, and Rhodium, respectively, being true and correct, subject to the limitations set forth in the Merger Agreement; and (x) none of the parties to the Merger Agreement being subject to any decree, order or injunction of a U.S. court of competent jurisdiction that prohibits the consummation of the Mergers.

Termination

The Merger Agreement may be terminated at any time before the Second Effective Time, whether before or after obtaining the requisite vote of SilverSun shareholders, by mutual written consent of SilverSun and Rhodium.

The Merger Agreement may be terminated, and the transactions abandoned, by either SilverSun or Rhodium at any time before the First Effective Time, by written notice from one to the other if (i) the Closing has not occurred on or before March 31, 2023 (the “Termination Date”), except that the right to terminate the Merger Agreement for this reason is not available to any party who is then in material breach of the Merger Agreement; (ii) the requisite vote of SilverSun shareholders has not been obtained by reason of the failure to obtain the required vote at the SilverSun Shareholders’ Meeting (or any adjournment or postponement of such meeting) duly convened for such purpose, except that the right to terminate the Merger Agreement for this reason shall not be available to SilverSun where the failure to obtain the requisite vote has been caused by the action or failure to act of any of the SilverSun Entities or such action or failure to act constitutes a material breach by any of the SilverSun Entities of the Merger Agreement; or (iii) any law or order is enacted, issued, promulgated or entered by a governmental authority of competent jurisdiction (including Nasdaq) that permanently enjoins, or otherwise prohibits the consummation of the transactions, and (in the case of any order) such order has become final and non-appealable.

The Merger Agreement may be terminated, and the transactions abandoned, by Rhodium at any time before the First Effective Time, if (i) there has been a Parent Adverse Recommendation Change (as such term is defined in the Merger Agreement); (ii) the SilverSun Board approves, endorses, solicits or recommends to stockholders a Superior Proposal (as such term is defined in the Merger Agreement), or a tender offer, exchange offer or other transaction for any outstanding shares of capital stock of a SilverSun Entity is commenced before obtaining the requisite vote of SilverSun shareholders and the SilverSun Board fails to recommend against acceptance of such Superior Proposal, tender offer, exchange offer or other transaction by its stockholders within ten business days after commencement of such Superior Proposal, tender offer, exchange offer or other transaction; (iii) there has been a material breach of the no solicitation provision of the Merger Agreement by the SilverSun Entities; (iv) any SilverSun Entity breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach (a) would give rise to the failure to satisfy the general closing conditions or the closing conditions to the obligations of Rhodium at the Closing and (b) such breach cannot be cured by the Termination Date, or, if curable, has not been cured by the SilverSun Entities within the earlier of (A) 30 days after SilverSun’s receipt of written notice of such breach from Rhodium and (B) three business days prior to the Termination Date, subject to certain conditions; (v) all of the general closing conditions and the closing conditions to the obligations of SilverSun at the Closing have been satisfied (other than any condition the failure of which to be satisfied has been principally caused by the breach of the Merger Agreement by any SilverSun Entity or any of their respective affiliates and conditions that, by their nature, are to be satisfied at Closing and which are, at the time of termination, capable of being satisfied) and the SilverSun Entities have failed to fulfill their respective obligations and agreements contained in the Merger Agreement to consummate the Closing within three business days following written notice of such satisfaction from Rhodium and Rhodium is ready, willing and able to consummate the Closing; or (vi) the requisite vote of the SilverSun shareholders has not been obtained by the Termination Date solely due to the action or failure to act by any of the SilverSun Entities and such action or failure to act constitutes a material breach by any of the SilverSun Entities of the Merger Agreement.

The Merger Agreement may be terminated, and the transactions abandoned, by SilverSun at any time before the First Effective Time, if (i) Rhodium breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach (a) would give rise to the failure to satisfy the general closing conditions or the closing conditions to the obligations of SilverSun at the Closing and (b) such breach cannot be cured by the Termination Date, or, if curable, has not been cured by Rhodium within the earlier of (A) 30 days after Rhodium’s receipt of written notice of such breach from SilverSun and (B) three business days prior to the Termination Date, subject to certain conditions; or (ii) all of the general closing conditions and the closing conditions to the obligations of Rhodium at the Closing have been satisfied (other than any condition the failure of which to be satisfied has been principally caused by the breach of the Merger Agreement by Rhodium or any of its affiliates and conditions that, by their nature, are to be satisfied at Closing and which are, at the time of termination, capable of being satisfied) and Rhodium has failed to fulfill its obligations and agreements contained in the Merger Agreement to consummate the Closing within three business days following written notice of such satisfaction from SilverSun and SilverSun is ready, willing and able to consummate the Closing.

If the Merger Agreement is validly terminated pursuant to the termination section of the Merger Agreement, except as provided below, it shall become void and of no further force and effect, with no liability (except as provided below) on the part of any party (or any stockholder, affiliate or representative of such party), except that, if such termination results from (a) fraud or (b) the willful and material (i) failure of any party to perform its covenants, obligations or agreements contained in the Merger Agreement or (ii) breach by any party of its representations or warranties contained in the Merger Agreement, then such party shall be liable for any damages incurred or suffered by the other parties as a result of such failure or breach.

SilverSun shall pay, or cause to be paid, to Rhodium (or its designee(s)) by wire transfer of immediately available funds an amount equal to $5,000,000.00, if the Merger Agreement is terminated by Rhodium pursuant to the unilateral termination provisions in favor Rhodium described above.

Rhodium shall pay, or cause to be paid, to SilverSun (or its designee(s)) by wire transfer of immediately available funds an amount equal to $5,000,000.00, if the Merger Agreement is terminated by SilverSun pursuant to the unilateral termination provisions in favor of SilverSun described above.

Treatment of Equity Awards

Each SilverSun stock option that is outstanding immediately prior to the Second Effective Time but following the Reverse Stock Split shall (A) if the exercise price of such SilverSun stock option is equal to or greater than the Per Share SilverSun Value (as defined below), terminate and be cancelled as of immediately prior to the Second Effective Time, without any consideration being payable in respect of each such SilverSun stock option, and have no further force or effect, and (B) if the exercise price of such SilverSun stock option is less than the Per Share SilverSun Value, (i) become fully vested as of immediately prior to the Second Effective Time, (ii) be converted into an option award with respect to a number of shares of SilverSun Class A common stock equal to the total number of shares of SilverSun common stock subject to such SilverSun stock option immediately prior to the Second Effective Time but following the Reverse Stock Split and (iii) shall automatically expire on the 90th day following the date of the Closing (each, a “SilverSun Adjusted Option Award”). Following the Second Effective Time, (i) no cancelled SilverSun stock option that was outstanding immediately prior to the Second Effective Time shall remain outstanding and each holder of a cancelled SilverSun stock option will cease to have any rights with respect to such cancelled SilverSun stock option and (ii) each SilverSun Adjusted Option Award shall continue to have, and shall continue to be subject to, the same terms and conditions (other than as set forth in the previous sentence) as applied to the corresponding SilverSun stock option as of immediately prior to the Second Effective Time. For purposes of the foregoing, the “Per Share SilverSun Value” means the volume-weighted average price, rounded to the nearest one-hundredth of a cent, of a share of SilverSun Class A common stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported by Bloomberg L.P., in another authoritative source mutually selected by the parties to the Merger Agreement) in respect of the five consecutive trading day period beginning at 9:30 am (New York City time) on the first day of such trading day period and ending at 4:00 pm (New York City time) on the fifth full trading day prior to the Second Effective Time; provided, that such measurement period shall not begin prior to the eighth day prior to the Second Effective Time and shall not end after the third day prior to the Second Effective Time, in each case, with such adjustments as necessary to reflect the Reverse Stock Split.

Each Rhodium restricted stock unit (“Rhodium RSU”) that is outstanding immediately prior to the First Effective Time and with respect to which both the applicable time-based vesting condition and the applicable performance-based vesting condition will be satisfied upon and as a result of the consummation of the Mergers (a “Vested Company RSU”) shall, as of the First Effective Time, be automatically cancelled without any action on the part of any holder thereof in consideration for the right to receive a number of shares of SilverSun Class A common stock equal to the product obtained by multiplying (x) the total number of shares of Rhodium Class A common stock subject to such Vested Company RSU immediately prior to the First Effective Time by (y) the Rhodium Class A Exchange Ratio. Each Rhodium RSU that is outstanding immediately prior to the First Effective Time and that is not a Vested Company RSU shall, as of the First Effective Time, automatically and without any action on the part of the holder thereof, be converted into a restricted stock unit award with respect to a number of shares of SilverSun Class A common stock equal to the product obtained by multiplying (x) the total number of shares of Rhodium Class A common stock subject to such unvested Rhodium RSU immediately prior to the First Effective Time by (y) the Rhodium Class A Exchange Ratio (each, a “Rhodium Adjusted RSU Award”). Each such Rhodium Adjusted RSU Award shall continue to have, and shall be subject to, the same terms and conditions (including vesting and settlement terms) as applied to the corresponding unvested Rhodium RSU immediately prior to the First Effective Time.

Tax Treatment

Each of the parties to the Merger Agreement intends that, for U.S. federal income tax, and as applicable, state and local tax purposes, (i) the Mergers, taken together as an integrated transaction, are treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ( the “Code”) and (ii) the Merger Agreement is adopted as a plan of reorganization with respect to such “reorganization” for purposes of Section 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a) (collectively, the “Intended Tax Treatment”). Unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each party to the Merger Agreement has agreed to file all tax returns consistent with, the Intended Tax Treatment and to take no position inconsistent with such treatment (whether in connection with any audit, examination or other tax proceeding, on any tax return or otherwise) and to cooperate with each other party to make any filings, statements or reports required to effect, disclose or report the Mergers as qualifying for the Intended Tax Treatment.

Registration Statement and Special Meeting

In connection with the Mergers, SilverSun will prepare and file with the SEC (a) a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus and proxy statement to be delivered to SilverSun’s shareholders in connection with a special meeting of SilverSun’s shareholders (the “SilverSun Shareholders’ Meeting”) to be held to consider approval and adoption of, among other things (i) the Merger Agreement and the Mergers; (ii) the Amended and Restated Certificate of Incorporation of SilverSun (inclusive of the Reverse Stock Split); (iii) the 2022 Plan; (iv) the Separation Agreement; and (v) the adjournment of the SilverSun Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals; and (b) a Form 10 relating to the registration of the shares of SWK Holdings common stock to be issued to the stockholders of SilverSun in the Distribution (the “Form 10”). The Registration Statement will involve the registration of the shares of SilverSun Class A common stock to be issued to the stockholders of Rhodium in the First Merger. As promptly as practicable following the Registration Statement being declared effective by the SEC and after reasonable consultation with Rhodium, SilverSun will establish the record date for the SilverSun Shareholders’ Meeting, and duly call, give notice of, convene and hold the SilverSun Shareholders’ Meeting.

Other Terms of the Merger Agreement

SilverSun and Rhodium each have made customary representations, warranties and covenants in the Merger Agreement, in each case generally subject to customary materiality qualifiers. Among other things, each party has agreed, subject to certain exceptions, (i) to conduct its business in the ordinary course, from the date of the Merger Agreement until the earlier of the consummation or the termination of the Merger Agreement, and not to take certain actions prior to the Closing without the prior written consent of the other party.

The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties thereto made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise. Unless required by applicable law, SilverSun undertakes no obligation to update such information.

Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders, directors and executive officers of SilverSun, in their capacity as stockholders, entered into a voting and support agreement with Rhodium in the form filed herewith as Exhibit 10.2 (each, a “SilverSun Voting and Support Agreement”) pursuant to which such directors, officers and stockholders have agreed to vote in favor of the Merger Agreement, the related agreements, and the transactions contemplated thereby, including the Mergers, and to take (and refrain from taking) certain other actions in connection with the transactions, including the Mergers, in each case, on the terms set forth in the SilverSun Voting and Support Agreement.

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders, directors and executive officers of Rhodium, in their capacity as stockholders, entered into a voting and support agreement with SilverSun in the form filed herewith as Exhibit 10.3 (each, a “Rhodium Voting and Support Agreement”) pursuant to which such directors, officers and stockholders have agreed to, as promptly as practicable following the effectiveness of the Registration Statement, (a) approve, by written consent or by vote at a duly held meeting of the stockholders of Rhodium the execution, delivery and performance of the Merger Agreement, the related agreements, and the transactions contemplated thereby, including the Mergers, and (b) adopt the Merger Agreement and the related agreements and to take (and refrain from taking) certain other actions in connection with the transactions, in each case, on the terms set forth in the Rhodium Voting and Support Agreement.

The Separation and Distribution Agreement

SilverSun and SWK Technologies Holdings, Inc., a recently formed Delaware corporation and direct wholly owned subsidiary of SilverSun (“SWK Holdings”), will enter into that certain Separation and Distribution Agreement in the form of Exhibit 10.1 hereto (the “Separation Agreement”), whereby all of the issued and outstanding common stock of SWK Holdings, which owns all of the issued and outstanding common stock of (i) SWK Technologies, Inc., a Delaware corporation and indirect wholly owned subsidiary of SilverSun (“SWK”), and (ii) Secure Cloud Services, Inc., a Nevada corporation and indirect wholly owned subsidiary of SilverSun (“SCS”), will be distributed on a pro rata basis to the stockholders of SilverSun as of a record date to be determined by the SilverSun Board (the “Distribution”). Following the Distribution, (a) the businesses of SWK and SCS will continue to be operated consistent with past practices and will be managed by the current management of SilverSun and the current members of the SilverSun Board, and (b) SWK Holdings will apply for public listing of the SWK shares distributed in the Distribution in reliance on a Form 10 that will be filed by SWK Holdings with the United States Securities and Exchange Commission (the “SEC”).

Promptly following the Second Merger (and in all events on the same business day as the Second Effective Time), SilverSun will issue a cash dividend pro rata in the aggregate amount of approximately $8,500,000 (the “Dividend”) to its pre-Merger SilverSun stockholders of record as of a record date, which shall be prior to the closing date of the Mergers, to be determined by the SilverSun Board, which record date shall be the same date as the record date for the Distribution (the “Dividend and Distribution Record Date”).

Following the Distribution, SilverSun will have no wholly-owned subsidiaries other than Critical Cyber Defense Corporation, a Nevada corporation (“CCDC”). The Separation Agreement sets forth the terms and conditions regarding the separation of the cybersecurity and cloud services businesses from SilverSun.

Prior to the filing of the Form 10, SilverSun will contribute all of the issued and outstanding common stock of its wholly owned subsidiaries, SWK and SCS, to SWK Holdings (the “Contribution”). Following the Mergers, SilverSun will consummate the Distribution to the stockholders of SilverSun as of the Dividend and Distribution Record Date, pursuant to the Merger Agreement and Separation Agreement. Consummation of the Distribution is subject to conditions that must be satisfied or waived by SilverSun prior to the completion of the separation. In addition, SilverSun has the right in its sole and absolute discretion to determine the date and terms of the Distribution and will have the right, at any time until completion of the Distribution, to determine to abandon or modify the Distribution and to terminate the Separation Agreement.

In addition, the Separation Agreement governs the treatment of indemnification, insurance, and litigation responsibility and management of SWK Holdings and SilverSun after the date of Distribution. The Separation Agreement provides that SWK Holdings will indemnify SilverSun following the Distribution for any obligations and liabilities related to or arising from the SWK Holdings’ business, on the one hand, and SilverSun and its wholly owned subsidiary, CCDC, on the other hand, prior to the date of Distribution. Following the Distribution, SilverSun and SWK Holdings will indemnify the other party for any obligations and liabilities related to or arising from its respective businesses on or after to the date of Distribution.

Promptly following (but in any event on the same business day as) the Second Effective Time, SilverSun shall distribute a Dividend of at least $1.50 per pre-Merger / pre-Reverse Stock Split share to SilverSun shareholders of record as of the Dividend and Distribution Record Date from the $10,000,000 cash to be received from Rhodium following the Mergers (the “SilverSun Cash Amount”). SilverSun intends to apply approximately $8,500,000 of the SilverSun Cash Amount to the payment of the Dividend.

The foregoing descriptions of the Merger Agreement, the Separation Agreement, the SilverSun Voting and Support Agreement and the Rhodium Voting and Support Agreement do not purport to be complete and are subject to, and qualified by, the full text thereof, copies of which are attached hereto as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, which are incorporated herein by reference.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed transactions, but does not contain all the information that should be considered concerning the proposed transactions and is not intended to form the basis of any investment decision or any other decision in respect of the proposed transactions. SilverSun intends to file with the SEC a registration statement on Form S-4 relating to the proposed transactions that will include a proxy statement of SilverSun and a prospectus of SilverSun. When available, the definitive proxy statement/prospectus and other relevant materials will be sent to all SilverSun shareholders as of a record date to be established for voting on the proposed transactions. SilverSun’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about SilverSun, Rhodium and the proposed transaction. SilverSun will also file other documents regarding the proposed transactions with the SEC. Promptly after the Form S-4 is declared effective by the SEC, SilverSun intends to mail the definitive proxy statement/prospectus and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the Mergers and the other proposals set forth in the proxy statement/prospectus. Before making any voting decision, investors and securities holders of SilverSun are urged to carefully read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transactions as they become available.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by SilverSun through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by SilverSun may be obtained free of charge from SilverSun’s website at https://www.silversuntech.com or by written request to SilverSun at 120 Eagle Rock Avenue, East Hanover, NJ 07936.

Participants in Solicitation

SilverSun and its directors and officers may be deemed to be participants in the solicitation of proxies from SilverSun’s shareholders in connection with the proposed transactions. Information about SilverSun’s directors and executive officers and their ownership of SilverSun’s securities is set forth in SilverSun’s filings with the SEC, including SilverSun’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 29, 2022. To the extent that such persons’ holdings of SilverSun’s securities have changed since the amounts disclosed in SilverSun’s Annual Report on Form 10-K, such changes have been or will be reflected on the Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the names and interests in the proposed transactions of SilverSun’s respective directors and officers and other persons who may be deemed participants in the proposed transactions may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions between SilverSun and Rhodium, including statements regarding the benefits of the proposed transactions and the anticipated timing of the completion of the proposed transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the proposed transactions may not be completed in a timely manner or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transactions, including the approval of the Merger Agreement and the Mergers by the shareholders of SilverSun and the receipt of certain governmental and regulatory approvals; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the effect of the announcement or pendency of the proposed transactions on SilverSun’s and Rhodium’s business relationships, performance, and business generally; (v) risks that the proposed transactions disrupt current plans and operations of SilverSun and/or Rhodium as a result; (vi) the ability to recognize the anticipated benefits of the proposed transactions; (vii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transactions; and (viii) the risk of needing to raise additional capital to execute business plans, which may not be available on acceptable terms or at all. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of SilverSun’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4 and proxy statement/prospectus discussed above and other documents filed by SilverSun from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SilverSun and Rhodium assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither SilverSun nor Rhodium gives any assurance that either SilverSun or Rhodium will achieve its expectations.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of SilverSun or Rhodium, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated September 29, 2022, by and among SilverSun Technologies, Inc., SilverSun Acquisition Corp., SilverSun Acquisition LLC and Rhodium Enterprises, Inc.**
10.1*	Form of Separation and Distribution Agreement by and among SilverSun Technologies, Inc. and SWK Technologies Holdings, Inc.
10.2*	Voting and Support Agreement of SilverSun Technologies, Inc. dated September 29, 2022
10.3*	Voting and Support Agreement of Rhodium Enterprises, Inc. dated September 29, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Filed herewith

** Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis,  a copy of any omitted schedule or attachment  to the SEC  or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2022

SILVERSUN TECHNOLOGIES, INC.

By:	/s/ Mark Meller
Name: Mark Meller
Title: Chief Executive officer